Exhibit 10.4b
Sr. Executives
Opnext, Inc.
Nonqualified Stock Option Agreement
          THIS AGREEMENT (the “Agreement”), dated as of November 1, 2004, between Opnext, Inc., a Delaware corporation (hereinafter called the “Company”), and Harry L. Bosco (hereinafter called the “Participant”):
R E C I T A L S
          WHEREAS, the Company has adopted the Opnext, Inc. 2001 Long-Term Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the “Option”) to the Participant pursuant to the Plan and the terms set forth herein, and did so grant such Option on November 1, 2004 (the “Date of Grant”) to the Participant.
          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
          1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 450,000 Shares (the “Shares”), subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $5.00 per Share (the “Exercise Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.
          2. Vesting.
          (a) This Option shall vest, meaning that the Participant shall earn the right to exercise the Shares, only as set forth in this Section 2; provided that the right to exercise shall be further governed by Section 3 below. Subject to the Participant’s continued employment with the Company, the Option shall vest and become exercisable with respect to one-third of the Shares initially covered by the Option on each November 1 of 2005, 2006 and 2007, so that assuming such continued employment the Participant will be fully vested in and able to exercise the Option as to all the Shares on November 1, 2007 (the “Fully Vested Date”). At any time, the portion of the Option that has become vested and exercisable as described above (or pursuant to Section 2(b) or 2(c) below) is hereinafter referred to as the “Vested Portion.”
          (b) If prior to the Fully Vested Date, the Participant’s employment with the Company is terminated by the Company without Cause (as defined in Section 3) or by the Participant for Good Reason (as defined in Section 3), the Option (i) shall vest and become exercisable with respect to the portion of the Option that otherwise would have become vested and exercisable within the 12 months immediately succeeding such termination of employment, and (ii) to the extent not then vested, shall be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a); provided however that if a termination under the circumstances set forth above occurs on a vesting date, the Participant shall vest in the number of Shares that vest and become exercisable on that vesting date and he shall not be entitled to vest in or become able to exercise any additional Shares.
          (c) If the Participant’s employment with the Company is terminated by reason of the Participant’s death or Disability (as defined in Section 3), the Option shall, to the extent not then vested and exercisable, become fully vested and exercisable, and such Vested Portion shall remain outstanding for the period set forth in Section 3(a).
          (d) If the Participant’s employment with the Company is terminated for any reason not described in Sections 2(b) or 2(c), the Option shall, to the extent not then vested and exercisable, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).
          (e) Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Participant’s employment is terminated by the Company and its Subsidiaries without Cause or by the Participant for Good Reason during the six-month period immediately following a Change of Control (as defined below), the Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act (as defined in the Plan)) other than the Permitted Holders (as defined below), (ii) any person or group, other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 60% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise, (iii) the consummation of any transaction or series of transactions pursuant to which the Company is merged or consolidated with any other company, other than a transaction which would result in the shareholders of the Company (and their Affiliates (as defined in the Plan)) immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (as defined in the Plan) (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office. “Permitted Holders” shall mean, as of the date of determination, any and all of (i) Hitachi, Ltd. and any of its Affiliates, (ii) Clarity Partners, L.P. and any of its Affiliates

(iii) Marubeni Corporation and any of its Affiliates and (iv) any person of which Clarity Partners, L.P., Hitachi Ltd., Marubeni Corporation and any of their respective affiliates beneficially own, in the aggregate, more than 40% of the total voting power of the voting securities.
          3. Exercise of Option.
          (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:
     (i) the tenth anniversary of the Date of Grant;
     (ii) one year following the date of the Participant’s termination of employment due to death or Disability;
     (iii) three months following the date of the Participant’s termination of employment by the Company without Cause, or by the Participant for Good Reason, or as a result of the non-renewal of the New Term (as defined and provided for in the Employment Agreement as amended from time to time); and
     (iv) the date of the Participant’s termination of employment by the Company for Cause, or by the Participant without Good Reason, or for any other reason not specified in Section 3(a)(ii) or 3(a)(iii) above.
     For purposes of this Agreement:
     “Cause” shall mean “Cause” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or, if there shall be no such agreement, (i) Participant’s engagement in misconduct which is materially injurious to the Company or any of its Affiliates, (ii) Participant’s continued failure to substantially perform his duties to the Company or any of its Subsidiaries, (iii) Participant’s repeated dishonesty in the performance of his duties to the Company or any of its Subsidiaries, (iv) Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least 30 days or (v) Participant’s material breach of any confidentiality, non-solicitation, non-competition or inventions covenant entered into between the Participant and the Company or any of its Subsidiaries. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement;
     “Disability” shall mean “disability” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or if there shall be no such agreement, as defined in the Company’s long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Participant’s becoming physically or mentally incapacitated and consequent inability for a period of six (6) months in any twelve (12) consecutive month period to perform his duties to the Company; and

     “Good Reason” shall mean “Good Reason” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or, if there shall be no such agreement, (i) a material and substantial diminution of the Participant’s duties or responsibilities or (ii) a reduction by the Company of the Participant’s base salary or target bonus range; provided that the Participant must (x) provide the Company written notice within 20 days after the occurrence of an event constituting Good Reason, after which the Company shall have 20 days from receipt of such notice to cure such event constituting Good Reason and (ii) if the Company fails to so cure, resign for such Good Reason within 30 days from the expiration of the cure period.
          (b) Method of Exercise.
     (i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise on a form approved by the Committee for such purpose; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price, The payment of the Exercise Price may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by the Participant for at least 6 months) or (y) at any time that the Shares are publicly traded on a nationally recognized stock exchange, through delivery of irrevocable instructions to a broker (as selected or approved by the Committee) to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.
     (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option shall be exercised in accordance with any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
     (iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

     (iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
          (c) No Right to Exercise. Notwithstanding the foregoing with respect to any termination of employment, the Vested Portion of the Option may not be exercised pursuant to this Section 3 if the Company in its sole discretion determines that the Participant has, at any time during the term of employment or following termination of employment, violated the terms of any agreement (including the Employment Agreement) with the Company or a Subsidiary regarding competition with the business of the Company or any Subsidiary, interference with contractual or business relationships of the Company or any Subsidiary, solicitation of employees, officers, partners, agents, or consultants of the Company or a Subsidiary or other similar covenant to the event that a Participant violates the terms of any such agreement, the Company may cause such Participant to forfeit all of his or her outstanding Options (including the Vested Portion) and disgorge any gain realized upon the exercise of any Option within the six-month period preceding the violation.
          4. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any employment or consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.
          5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          6. Transferability. The Option may not be transferred or assigned by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported transfer or assignment shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a transfer or assignment. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

          7. Right of Repurchase.
          (a) The Repurchase Right. Upon the termination of a Participant’s service as an employee of the Company and its Subsidiaries for any reason, all Shares issued (before or after termination of employment) pursuant to exercise of the Option (the “Option Shares”), whether held by the Participant or one or more of his transferees, will, prior to an initial public offering by the Company of the Shares, be subject to repurchase by the Company at its election pursuant to the terms and conditions set forth in this Section 7 (the “Repurchase Right”).
          (b) Repurchase Price. The “Repurchase Price” for all Option Shares shall be the Fair Market Value for such Option Shares as of the date of termination of the Participant’s employment.
          (c) Exercise of Repurchase Option. The Company may elect to purchase all or any portion of the Option Shares by delivering written notice (the “Repurchase Notice”) to the holder or holders of such Option Shares within the notice period commencing on the later of the date that is 6 months and 1 day after the Participant’s purchase of such Option Shares or such Participant’s termination of employment. The Repurchase Notice shall set forth the number of Option Shares to be acquired from each such holder, the aggregate consideration to be paid for such Option Shares, and the time and place for the closing of the repurchase (which shall occur not less than 5 and not more than 30 days after the giving of the Repurchase Notice).
          (d) Assignment of the Company’s Repurchase Right. The Company will not have the right to assign all or any portion of its Repurchase Right without the consent of Clarity Partners, L.P. (so long as Clarity Partners, L.P. or one of its affiliates has the right to appoint at least one director to the board) and Hitachi, Ltd.
          (e) Closing of the Repurchase. At the closing of the repurchase, the holders of Option Shares shall deliver all certificates evidencing the Option Shares to be repurchased (accompanied by duly executed stock powers) to the Company (and/or any assignees of the Company’s Repurchase Right), and the Company (and/or any assignees) shall pay for the Option Shares to be purchased pursuant to the Repurchase Right by delivery of a check or wire transfer of immediately available funds in the aggregate amount of the Repurchase Price for such Option Shares; provided that the Company may pay the Repurchase Price for such Option Shares by offsetting amounts outstanding under any indebtedness or obligations owed by the Participant to the Company. The holders of Option Shares to be repurchased shall, at the Company’s request, provide customary representations and warranties with respect to such holder’s good title to the Option Shares, free and clear of any liens or encumbrances.
          (f) Restrictions. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Option Shares by the Company shall be subject to applicable restrictions contained in the Delaware corporation laws and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled or required to make, the time periods provided in this Section 7 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

          8. Withholding.
          (a) The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.
          (b) Without limiting the generality of clause (a) above, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.
          9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
          10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
          11. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
          12. Option Subject to Plan. By entering into this Agreement the Participant agree and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
          13. Lock-Up Agreement. As a condition to grant of this Option, in connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of rime (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.
          14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

OPNEXT, INC.
/s/ Isao Ono
By: Isao Ono
Title:	Chairman

/s/ Harry L. Bosco
Harry L. Bosco